EXHIBIT 5.1
GARDERE WYNNE SEWELL LLP
1000 Louisiana, Suite 3400
Houston, Texas 77002-5011
713.276.5500 Phone 713.276.5555 Fax
September 23, 2008
Smith International, Inc.
16740 East Hardy Road
Houston, Texas 77032
Re:           Opinion as to Legality of Securities
Ladies and Gentlemen:
     We have served as counsel for Smith International, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) for the registration of an indeterminate amount of shares of common stock, par value $1.00 per share (together with associated preferred share purchase rights) (“Common Stock”), debt securities, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”) and units consisting of Common Stock or Debt Securities (collectively, the “Securities”) by the Company, under the Securities Act of 1933, as amended (the “Act”).
     In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities (the “Enabling Resolutions”), and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner currently proposed. We have also assumed for purposes of this opinion that each series of the Debt Securities and the indenture between the Company and The Bank of New York Mellon, as trustee, dated as of September 8, 1997 (the “Indenture”) has been duly authorized by all necessary corporate action by the Company. We have examined and relied upon such records, certificates and the other instruments in connection with this opinion as in our judgment we have deemed necessary or appropriate for purposes of this opinion. Capitalized terms used herein without definition have the meanings ascribed to them in the Registration Statement.
     In our examination, we have assumed the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies. As to any facts material to the opinions contained herein, we have made no independent investigation of such facts and have relied, to the extent that we deemed such reliance proper, upon certificates of public officials and officers or other representatives of the Company.
     In rendering the opinions expressed herein, we have assumed: (a) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act and comply with all applicable laws, and such effectiveness shall not have been terminated or rescinded; (b) one or more prospectus supplements will have been prepared and filed with the Commission describing the Securities offered thereby; (c) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (d) with respect to Debt Securities issued and offered, the Indenture and any necessary supplemental indenture or other instruments establishing a series of Debt Securities will have become qualified under the Trust Indenture Act of 1939, as amended; (e) with respect to Debt Securities issued and offered, the Indenture and any necessary supplemental indenture or other instruments establishing a series of Debt Securities has been (in the case of the Indenture) or will be (in each other case) duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us or with changes that do not affect the opinions given hereunder; (f) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (g) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered or sold at the time of such offering or sale will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; (h) with respect to shares of Common Stock offered or sold, there will be sufficient shares of Common Stock authorized under the Company’s organizational or charter documents and not otherwise issued or reserved for issuance, and such Common Stock shall be offered for an amount at least equal to its par value; (i) at the time of issuance of any Securities, (1) the Company validly exists and is duly qualified and in good standing under the laws of the State of Delaware and (2) the Company’s organizational or charter documents are in full force and effect and have not been amended, restated, supplemented or otherwise altered, and there has been no authorization of any such amendment, restatement, supplement or other alteration since the date hereof; (j) all information contained in all documents reviewed by us is true and correct; (k) all signatures on all documents examined by us are genuine; (l) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (m) each natural person signing any document reviewed by us had the legal capacity to do so; and (n) each person signing in a representative capacity (other than on behalf of the Company) any document reviewed by us had authority to sign in such capacity.
     We are opining herein as to the effect on the subject transaction only of the laws of the State of New York and the State of Texas, the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting that law) and the Federal laws of the United States as in effect on the date hereof, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within the State of New York, the State of Texas or the State of Delaware.
     Subject to the foregoing and the other matters set forth herein, it is our opinion that:
(i)	such of the Securities as are Common Stock, when duly issued and delivered in accordance with the Enabling Resolutions, will be validly issued, fully paid and non-assessable; and

(ii)	such of the Securities as are Debt Securities, when the terms of such Securities and of their issuance and sale have been duly established in conformity with the Indenture, when such Securities are duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture, the applicable definitive purchase, underwriting or similar agreement approved by the Company and the Enabling Resolutions and upon payment of the consideration provided for therein, when the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and when the terms of such Debt Securities and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or any of its assets or properties and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its assets or properties, will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
     The opinion rendered in the preceding paragraph relating to the enforceability of the evidences of indebtedness is subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent transfers or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) with respect to any Debt Securities denominated in a currency other than United States dollars, the requirement that a claim (or a foreign currency judgment in respect of such a claim) with respect to such Securities be converted to United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or governmental authority.
     To the extent that the obligations of the Company under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that the trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the trustee and constitutes the legal, valid and binding obligation of the trustee, enforceable against the trustee in accordance with its terms; that the trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture. We express no opinions concerning (i) the validity or enforceability of any provisions contained in the Indenture that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.
     We consent to your filing this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement as the attorneys who will pass upon the legal validity of the Securities. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any obligation to revise or supplement this opinion should there be a change in any currently applicable laws.
     This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.
Very truly yours,
GARDERE WYNNE SEWELL LLP

By:	/s/ Eric A. Blumrosen
Eric A. Blumrosen, Partner